UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2025

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42863	98-1815624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Broward Boulevard, Suite 700 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 870-3099

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Right to receive one-tenth (1/10) of one Ordinary Share	DMIIU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	DMII	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-tenth (1/10) of one Ordinary Share	DMIIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated September 24, 2025, Drugs Made In America Acquisition II Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 50,000,000 units (the “Units”). Each Unit consists of one ordinary share (“Ordinary Share”) and one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at a price of $10.00 per Unit, generating aggregate gross proceeds to the Company of $500,000,000.

Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 1,200,000 units (the “Private Units”), pursuant to which Drugs Made In America Acquisition II LLC purchased 700,000 Private Units and Cantor Fitzgerald & Co. purchased 500,000 Private Units, at a price of $10.00 per Private Unit, generating total proceeds of $12,000,000.

As of September 26, 2025, a total of $500,000,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Balance Sheet dated September 26, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2025

DRUGS MADE IN AMERICA ACQUISITION II CORP.

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Chief Executive Officer

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